EXHIBIT 5.1

[V&E Letterhead]

March 4, 2005

Enterprise Products Partners L.P.
Enterprise Products Operating L.P.
2727 North Loop West
Houston, Texas 77008

Ladies and Gentlemen:

     We have acted as counsel for Enterprise Products Partners L.P., a Delaware limited partnership (the “Partnership”) and Enterprise Products Operating L.P., a Delaware limited partnership (the “Operating Partnership”) with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Partnership and the Operating Partnership under the Securities Act of 1933, as amended (the “Securities Act”) of (a) up to $4,000,000,000 of common units representing limited partner interests (“Common Units”) of the Partnership and/or debt securities (“Debt Securities”) of the Operating Partnership and the guarantees (the “Guarantees”) of such Debt Securities by the Partnership, and (b) up to 41,000,000 common units representing limited partner interests that may be resold by or for the account of selling unitholders named in the Registration Statement (the “Selling Unitholder Units”) (the Common Units, Debt Securities, Guarantees and Selling Unitholder Units being referred to collectively herein as the “Securities”). We have also acted as counsel for the Partnership and the Operating Partnership in the preparation of the prospectus relating to the Registration Statement and included as a part thereof (the “Prospectus”).

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the Prospectus, (ii) the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 1, 2004, (iii) the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of July 31, 1998 and as amended on December 10, 2003, and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

     In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration and the appropriate Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership (and, if appropriate, the Operating Partnership) and the other parties thereto, and (v) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

     Based on the foregoing, we are of the opinion that:

     With respect to the Common Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering and related matters, and (ii) the Common Units have been issued and delivered in accordance with terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefore provided for therein, then the Common Units will be validly issued, fully paid and non-assessable (except as such non-assessability may be affected by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act and as described in the Prospectus).

     With respect to the Debt Securities and the Guarantees, when (i) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (ii) the Operating Partnership and the Partnership have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters, and (iii) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Operating Partnership and the Partnership upon payment of the consideration therefor provided for therein, such Debt Securities and Guarantees will be legally issued and will constitute valid and legally binding obligations of the Operating Partnership and the Partnership, respectively, enforceable against the Operating Partnership and the Partnership in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and generally principles of equity.

     The Selling Unitholder Units are validly issued, fully paid and non-assessable.

     The statements in the Prospectus as to matters of law and legal conclusions under the caption “Material Tax Consequences” have been prepared by us and, in our opinion, are based upon reasonable interpretations of law in effect as of the date hereof.

     The opinions expressed herein are limited exclusively to the federal laws of the United States of America, the laws of the State of New York, the laws of the State of Texas and the laws of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters” and “Material Tax Consequences.” By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,
/s/ Vinson & Elkins L.L.P.